                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                                  netGuru, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
          ______________________________________________________________________

      (2) Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

      (4) Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

      (5) Total fee paid:
          ______________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
          ______________________________________________________________________

      (2) Form, Schedule or Registration Statement No.:
          ______________________________________________________________________

      (3)  Filing Party:
          ______________________________________________________________________

      (4)  Date Filed:
          ______________________________________________________________________

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



                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887



                                October 29, 2002



To Our Stockholders:

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders of netGuru, Inc., which will be held at 10:00 a.m. on November 21, 2002, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887. All holders of our outstanding common stock as of October 23, 2002 are entitled to vote at the Annual Meeting.

         Enclosed is a copy of the Notice of Annual Meeting of Stockholders, proxy statement and proxy card. A current report on our business operations will be presented at the meeting, and stockholders will have an opportunity to ask questions.

         We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                               Sincerely,
                                               /s/ Amrit K. Das
                                               ---------------------------
                                               Amrit K. Das
                                               Chief Executive Officer

                     This page is intentionally left blank.

                                  netGuru, Inc.
                            22700 Savi Ranch Parkway
                          Yorba Linda, California 92887
                                 ______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         to be held on November 21, 2002
                                 ______________

         NOTICE IS HEREBY GIVEN that the 2002 annual meeting of stockholders of netGuru, Inc. will be held at 10:00 a.m. local time, on November 21, 2002, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887 for the following purposes:

         1.       To elect seven directors to our Board of Directors;

         2. To ratify the appointment of KPMG LLP, independent auditors, to audit our consolidated financial statements for the fiscal year beginning April 1, 2002; and

         3. To transact such other business as may properly come before the annual meeting or any adjournment or adjournments thereof.

         Our Board of Directors has fixed the close of business on October 23, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

         For Proposal 1, the election of the members of our board of directors, the seven nominees receiving the highest vote totals will be elected.

                                              By Order of the Board of Directors
                                              /s/ Amrit K. Das
                                              ----------------------------------
                                              Amrit K. Das
                                              Chief Executive Officer

Yorba Linda, California
October 29, 2002

                             YOUR VOTE IS IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, EVEN IF YOU DO PLAN TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 21, 2002
                                 ______________


                                VOTING AND PROXY

         This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of netGuru, Inc., a Delaware corporation, or netGuru, for use at the 2002 annual meeting of stockholders to be held at 10:00 a.m., local time, on November 21, 2002, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, and at any adjournments or postponements of the meeting. When the enclosed proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" the election as directors of the seven nominees listed on the proxy. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised at the meeting by providing written notice of revocation to the Secretary of netGuru, by issuing a subsequent proxy or by voting at the annual meeting in person.

         At the close of business on October 23, 2002, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, we had issued and outstanding 17,405,105 shares of common stock, $.01 par value per share held by approximately 1,794 holders of record. Each share of common stock entitles the holder of that share to one vote on any matter coming before the annual meeting. Only stockholders of record at the close of business on October 23, 2002 are entitled to notice of and to vote at the annual meeting or at any adjournments thereof.

         Under Delaware law and our bylaws, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of stockholders. Generally, if a quorum is present, the affirmative vote of a majority of the shares represented and voting on any matter will constitute the act of the stockholders provided the number of shares voting in favor of any proposal equals at least a majority of the quorum. Although abstentions and "broker non-votes" are not counted either "for" or "against" any proposals, if the number of abstentions or "broker non-votes" results in the votes "for" a proposal not equaling at least a majority of the quorum required for the meeting, the proposal will not be approved. This will be the case even though the number of votes "for" a proposal exceeds the votes "against" a proposal. Abstentions will have no effect on Proposal 1, the election of directors, because directors are elected by a plurality vote.

         We will pay the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by our directors, officers and regular employees who will not be additionally compensated for these services. We anticipate that this proxy statement and accompanying proxy card will be mailed on or about October 29, 2002 to all stockholders entitled to vote at the annual meeting.

         The matters to be considered and acted upon at the annual meeting are referred to in the preceding notice and are more fully discussed below.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are elected and qualify. It is intended that the proxies solicited by the Board of Directors will be voted for election of the seven nominees listed in this proxy statement unless a contrary instruction is made on the proxy. If for any reason, one or more of these nominees is unavailable as a candidate for director, an event which we do not anticipate, the person named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors. All of the nominees for director are currently directors of netGuru.

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information regarding our directors (who are all nominees for re-election) and executive officers.

         NAME                  AGE                 POSITION
         ----                  ---                 --------
Amrit K. Das                   56      Chairman of the Board, Chief Executive
                                       Officer and Director
Jyoti Chatterjee               46      President, Chief Operating Officer and
                                       Director
Bruce K. Nelson                48      Chief Financial Officer
Clara Young                    48      Corporate Vice President, Chief
                                       Administrative Officer and Secretary
Santanu Das                    29      Corporate Vice President, President of
                                       Engineering and Animation Software and
                                       ASP and Director
Stephen Owen                   43      Corporate Vice President, President of
                                       European Operations and
                                       Director
Garret Vreeland                43      Director
Dr. Laxmi Mall Singhvi         70      Director
Stanley W. Corbett             68      Director

         AMRIT K. DAS is the founder of netGuru and has served as our Chief Executive Officer and Chairman of the Board of Directors since our inception in 1981. Mr. Das also served as our President since its inception until March 1999. Mr. Das holds a B.S. in Civil/Structural Engineering from Calcutta University, India and an M.S. in Structural Engineering from the University of South Carolina.

         JYOTI CHATTERJEE has served as our President since March 1999 and as our Chief Operating Officer and as a director since April 1990. From March 2001 until March 2002, Mr. Chatterjee also served as our Chief Financial Officer and from April 1990 to March 1999, Mr. Chatterjee served as our Executive Vice President. From 1985 to 1990, Mr. Chatterjee served as our Chief Consulting Engineer. Mr. Chatterjee holds a B.S. in Structural Engineering from the Indian Institute of Technology and an M.S. in Structural Engineering from the University of Pennsylvania.

         BRUCE K. NELSON has served as our Chief Financial Officer since April 2002. Prior to joining us, Mr. Nelson served as the Chief Financial Officer of Millennium Information Technologies, Inc. from 1997 to April 2002. From 1992 to 1997, Mr. Nelson was a co-founder and the President of Comprehensive Weight Management, a healthcare marketing company. From 1985 to 1992, Mr. Nelson served as the Treasurer of Comprehensive Care Corporation, a NYSE-traded national service company. Mr. Nelson holds a B.S. in Finance from the University of Southern California and a M.B.A. from Bryant College in Smithfield, Rhode Island.

         CLARA YOUNG has served as our Corporate Vice President and Chief Administrative Officer since January 2001 and as Secretary since March 2001. Ms. Young served as our Vice President, Administration since December 1987. Prior to that Ms. Young served as program analyst with The Technical Group, Inc. from December 1982 to December 1987. Ms. Young holds a B.S. in Computer Science from California State University, Fullerton.

         SANTANU DAS has served as our Corporate Vice President and President, Engineering and Animation Software and ASP since January 2001, Vice President, New Technology since July 1999 and as a director since September 1996. Mr. Das served as Manager of New Technology from May 1997 until June 1999. Prior to that, Mr. Das served as a Senior Engineering Analyst for our company from 1991 to April 1997. Mr. Das holds a B.S. in Structural Engineering from the University of Southern California and an M.S. in Structural Engineering from the Massachusetts Institute of Technology. Santanu Das is the son of our Chief Executive Officer, Amrit Das.

         STEPHEN OWEN has served as our Corporate Vice President and as a director since September 2001 and as President of European Operations since October 1999. Prior to that, he served as our Director of European Operations from 1987 to 1999. Mr. Owen holds a B.S. in Civil Engineering from the University College Swansea, United Kingdom. According to his credits, Mr. Owen is a Chartered Engineer for both Civil and Marine Technology Engineering.

         GARRET VREELAND has served as one of our directors since December 2000. Mr. Vreeland is the Vice President, National Sales at Looksmart. He has been with Looksmart since February 2002. Prior to this, he was Vice President of U.S. Advertising Sales at Lycos from June 1998 until January 2002. From November 1995 to June 1998, Mr. Vreeland was in Ad Sales at Time, Inc. Prior to that, Mr. Vreeland spent 11 years in the Advertising Agency business at Ogilvy & Mather. Mr. Vreeland holds a B.S. in Marketing from the University of Vermont.

         DR. LAXMI MALL SINGHVI has served as one of our directors since November 2001. Dr. Singhvi at present is a Member of the Rajya Sabha (1998-2004), the Upper House of the Federal Legislature (the Parliament of India); a Senior Advocate in The Supreme Court of India; President of Indira Gandhi National Centre for Arts; Chairman of National High Level Committee on Persons of Indian Origin and Non-Resident Indians with the rank of Cabinet Minister in Central Government of India; and President of the Centre for Contemporary Culture. He received the Padma Bhushan, one of the highest civilian honors in India, in 1998 in recognition of his preeminent contributions to public law and public affairs. From 1991 to 1997, he served as High Commissioner for India in the United Kingdom and in 1987, he was elected Honorary Bencher and Master of the Middle Temple, one of the highest honors for those in the legal profession in the United Kingdom. From 1970 to 1977, he served as the Advocate General in India. Dr. Singhvi is also a recipient of the U Thant Peace Award.

         STANLEY W. CORBETT has served as one of our directors since July 2002. Mr. Corbett has had a successful career as a manufacturing executive in the aerospace industry. Since 1989, Mr. Corbett has been providing consulting services for software system implementations to first and second tier defense contractors as well as commercial manufacturers. As a consultant, he also has provided solutions to a large variety of manufacturing problems. Mr. Corbett holds a B.S. in Mechanical Engineering from Lehigh University, a M.S. in Industrial Engineering from Stanford University and has completed the UCLA Executive Program.

         All directors hold office until the next annual stockholders' meeting or until their respective successors are elected or until their earlier death, resignation or removal. Our officers are appointed by, and serve at the discretion of, our Board of Directors.

MEETINGS OF OUR BOARD OF DIRECTORS AND COMMITTEES

         Our Board of Directors held three meetings during the fiscal year ended March 31, 2002, and took action by unanimous written consent on six occasions. Each incumbent director attended all of the meetings of the Board of Directors during the fiscal year ended March 31, 2002, except for Dr. Singhvi, who was absent from two of the meetings that were held following his appointment to the board in November 2001.

         Our Board of Directors has established an Audit Committee, a Compensation Committee and a Stock Option Committee. Our Board of Directors does not have a nominating committee. Our entire Board of Directors selects the nominees for the Board of Directors.

         Our Audit Committee makes recommendations to our Board of Directors regarding the appointment of our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each interim period, and reviews and evaluates our internal audit and control functions. Our Audit Committee currently consists of Garret Vreeland, Stanley W. Corbett and Dr. Laxmi Mall Singhvi. Our Audit Committee held three meetings during the fiscal year ended March 31, 2002. Each member of our Audit Committee attended all of the meetings held during the fiscal year ended March 31, 2002. In September 2001, our Board of Directors approved and adopted an audit committee charter, which was attached to the proxy statement mailed to our stockholders in connection with our 2001 annual meeting of stockholders.

         Our Compensation Committee makes recommendations to our Board of Directors concerning salaries and incentive compensation for our employees and consultants. The Compensation Committee currently consists of Amrit K. Das, Jyoti Chatterjee and Garret Vreeland. The Compensation Committee held no meetings during the fiscal year ended March 31, 2002.

         Our Stock Option Committee selects the persons to receive options under our stock option plans and establishes the number of shares, exercise price, vesting period and other terms of the options granted under these plans. Our Stock Option Committee consists of Amrit K. Das, Jyoti Chatterjee and Garret Vreeland. Although our Stock Option Committee did not meet during the fiscal year ended March 31, 2002, our Board of Directors took action relating to our stock option plans by written consent on two occasions.

PRINCIPAL ACCOUNTING FIRM FEES

         The following table sets forth the aggregate fees billed or expected to be billed to us for services rendered to us during the fiscal year ended March 31, 2002 by our independent auditors, KPMG LLP:

        Audit Fees                                              $155,000(a)
        Financial Information Systems Design and
        Implementation Fees                                     $     -0-
        All Other Fees:
                Audit related fees (c)                          $ 10,000
                Other non-audit services (d)                      22,200(b)
        Total all other fees:                                   $ 32,200
________________________

(a) Includes fees for the audit of our annual financial statements for the year ended March 31, 2002, and the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the year ended March 31, 2002.
(b) The audit committee has considered whether the provision of these services is compatible with maintaining the auditors' independence.
(c)  Audit related fees consisted principally of assistance with SEC filings.
(d)  Other non-audit services consisted of tax services.

DIRECTORS' COMPENSATION

         Our directors do not currently receive any cash compensation for their service on our Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. We may also periodically award options to our directors under our existing stock option plan and otherwise.

         During the fiscal year ended March 31, 2002, we granted options to purchase 12,500 shares of our common stock to Dr. Laxmi Mall Singhvi, one of our directors, upon his appointment to our board. These options have an exercise price of $1.35 per share and ratably vest over a period of three years. We did not grant options to any of our other directors during that year.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC, initial reports of ownership and reports of changes in ownership of our equity securities and to furnish us with copies of all Section 16(a) forms that they file.

         Based solely on a review of copies of the reports furnished to us during the fiscal year ended March 31, 2002 and thereafter, or any written representations received by us from a director, officer or beneficial owner of more than 10% of our equity securities that no other reports were required, we believe that during the 2002 fiscal year, all Section 16(a) filing requirements were complied with, except that: (a) Jyoti Chatterjee and Amrit Das each failed to file on a timely basis, a Form 4 to report purchases of shares of our common stock in February 2002; and (b) Dr. Laxmi Mall Singhvi failed to file on a timely basis, a Form 3 upon his appointment as a director in November 2001. These reports have since been filed.

BOARD AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and reviewed and discussed the audited consolidated financial statements of netGuru, Inc., both with and without management present. In addition, the Audit Committee obtained from the independent auditors, a formal written statement describing all relationships between the auditors and netGuru, Inc. that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the Audit Committee's review and discussions with management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of netGuru, Inc. be included in its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended reappointment, subject to stockholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

AUDIT COMMITTEE:

Stanley W. Corbett
Dr. Laxmi Mall Singhvi
Garret Vreeland

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid to our Chief Executive Officer and to each of our other executive officers who, during the fiscal year ended March 31, 2002, received an annual salary and bonus of more than $100,000 for services rendered to us in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                       ANNUAL COMPENSATION         AWARDS
                                                    -------------------------    ----------
                                                                   OTHER
                                                                   ANNUAL        SECURITIES       ALL OTHER
          NAME AND                      FISCAL                     COMPEN-       UNDERLYING        COMPEN-
      PRINCIPAL POSITION                 YEAR       SALARY($)    SATION($)(1)     OPTIONS(#)      SATION($)
      ------------------                 ----       ---------    ------------     ----------      ---------
Amrit K. Das                             2002       324,000         73,219               --       18,072(2)
  Chief Executive Officer and            2001       324,000         73,183           30,000       26,068(2)
  Chairman of the Board                  2000       322,400             --               --       28,055(2)
Jyoti Chatterjee                         2002       210,600         37,797               --       10,968(3)
  President and Chief Operating          2001       210,600         36,573           30,000       10,500(3)
  Officer                                2000       209,160             --               --        1,116(3)
Clara Young                              2002       121,500         24,890               --       10,905(3)
  Corporate Vice President, Chief        2001       121,500         16,203            9,000        7,290(3)
  Administrative Officer and             2000       121,100             --               --        8,111(3))
  Secretary
Stephen Owen                             2002       126,540         12,832(4)            --       29,641(5)
  Corporate Vice President and           2001       107,481         13,344(4)        12,000       30,144(5)
  President of European Operations       2000       111,002         14,475(4)            --       36,619(5)
Santanu Das                              2002       124,616             --               --       15,992(7)
  Corporate Vice President,              2001       124,616             --           30,000       12,627(7)
  President, Engineering and
  Animation Software and ASP
____________________

(1) The costs of certain benefits are not included because they did not exceed, in the case of each of the executive officers named in the above table, the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.
(2) Represents 401(k) contributions as well as premiums paid by us pursuant to a split-dollar life insurance policy established for the benefit of Amrit Das in the amount of $6,972 in 2002, $15,568 in 2001 and $16,855 in 2000.
(3) Represents 401(k) contributions made by us on behalf of the named executive officer.
(4)  Represents car allowance.
(5)  Represents contributions to pension plan.
(6) Information related to fiscal 2000 is omitted since Santanu Das did not meet the criteria to be included in this table during that year.
(7) Represents 401(k) contributions as well as premiums paid by us pursuant to a life insurance policy established for the benefit of Santanu Das in the amount of $5,150 in each of 2002 and 2001.

OPTIONS GRANTED IN LAST FISCAL YEAR

         During fiscal 2002, we did not grant any stock options to any of the executive officers named in the summary compensation table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table provides information regarding stock options exercised during the fiscal year ended March 31, 2002 by the executive officers named in the summary compensation table, as well as the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

                                                               NUMBER OF
                                                          SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                               SHARES                          MARCH 31, 2002                 MARCH 31, 2002(1)
                             ACQUIRED ON      VALUE     -----------------------------    ---------------------------
    NAME                      EXERCISE      REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
    ----                      --------      --------    -----------     -------------    -----------   -------------
Amrit K. Das                     --            --          180,000          20,000          826,200      91,800
Jyoti Chatterjee                 --            --          236,000          20,000        1,083,240      91,800
Clara Young                      --            --           80,000           6,000          367,200      27,540
Stephen Owen                     --            --           84,000           8,000          385,560      36,720
Santanu Das                      --            --          180,000          20,000          826,200      91,800
_____________________

(1) Based on the last reported sale price of underlying securities ($4.60) on March 28, 2002 (the last trading day during our fiscal year) as reported by Nasdaq, minus the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS

         In fiscal 2002, no awards were given to the executive officers named in the summary compensation table under long-term incentive plans.

REPRICING OF OPTIONS AND SARS

         No adjustments to or repricing of stock options previously awarded to the executive officers named in the summary compensation table occurred in fiscal 2002.

EMPLOYMENT AGREEMENTS

         In May 1996, we entered into five-year employment agreements with each of Amrit Das, Jyoti Chatterjee and Clara Young. In June 2001, we entered into new five-year agreements with each of these individuals and in addition entered into a five-year employment agreement with Santanu Das. The new agreements provide that Mr. Amrit Das, Mr. Chatterjee, Ms. Young and Mr. Santanu Das will receive minimum base annual salaries of $312,000, $202,800, $117,000 and $120,000, respectively. Each employment agreement also provides for the grant of an annual bonus. The annual salaries and bonuses may be adjusted at the discretion of the Compensation Committee of the Board of Directors. In the event of early termination from employment, except for good cause, the employee shall
(a) continue to be paid base salary and bonuses for the remainder of the term of the agreement, (b) continue to receive all benefits and perquisites which he or she had been receiving immediately prior to such termination for the remainder of the term of the agreement, and (c) be immediately vested in all stock options to which he or she would have been entitled during the full term of the agreement had the termination not occurred.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Each of Messrs. Amrit K. Das, Jyoti Chatterjee and Garret Vreeland served as a member of the compensation committee of the board of directors during fiscal year 2002. None of the members of the compensation committee served as a member of the compensation committee of the board of directors of any other publicly or privately held company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 23, 2002, certain information with respect to (i) each director of our company, (ii) each executive officer named in the summary compensation table, (iii) all directors and executive officers of our company as a group, and (iv) each person known to us to be the beneficial owner of more than 5% of our common stock. The information will respect to each person specified is as supplied or confirmed by such person or based upon statements filed with the Commission.

            Name and Address                   Amount and Nature of Beneficial      Percent of Class
           of Beneficial Owner                   Ownership of Common Stock(1)        of Common Stock
           -------------------                   ----------------------------        ---------------
Amrit K. Das(2)(3)(4)                                       2,760,018                      15.7%
Jyoti Chatterjee(2)(3)(5)                                     517,490                       2.9%
Clara Young(2)(6)                                             118,372                       *
Stephen Owen(2)(3)(7)                                         171,524                       *
Santanu Das(2)(3)(8)                                        2,744,900                      15.6%
Garret Vreeland(3)(9)                                           6,667                       *
Stanley W. Corbett(10)                                          4,000                       *
Spear, Leeds & Kellogg(11)                                  2,163,830                      12.4%
20 Broadway
New York, NY 10271
Peter Kellogg(11)                                           3,834,100                      22.0%
20 Broadway
New York, NY 10271
Sormistha Das                                               1,862,914                      10.7%
1043 Taylor Court
Anaheim Hills, CA 92808
All Directors and Executive Officers of                     6,322,971                      34.7%
   the Company as a Group (9 persons)(12)
____________________
*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the above table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock subject to options currently exercisable, or exercisable within 60 days after October 15, 2002, are deemed to be outstanding in calculating the percentage ownership of a person or group but are not deemed to be outstanding as to any other person or group.
(2) Named executive officer of our company. The address of each executive officer is c/o netGuru, Inc., 22700 Savi Ranch Parkway, Yorba Linda CA.
(3) Director of our company. The address of each director is c/o netGuru, Inc., 22700 Savi Ranch Parkway, Yorba Linda, CA.
(4) Includes 2,520,018 shares of common stock held by the A. and P. Das Living Trust and 190,000 shares of common stock underlying options, which are exercisable as of October 15, 2002 or within 60 days after such date.
     Does not include 1,862,914 shares of common stock held by Mr. Das' daughter, Sormistha Das, or 2,744,900 shares of common stock beneficially held by Mr. Das' son, Santanu Das. Mr. Das disclaims beneficial ownership of the shares of common stock held by Sormistha Das and Santanu Das. Includes 50,000 shares of common stock held by the Purabi Das Foundation, Inc., of which Mr. Das is the Trustee. Mr. Das disclaims beneficial ownership of these shares.
(5) Includes 246,000 shares of common stock underlying options, which are exercisable as of October 15, 2002 or within 60 days after such date.
(6) Includes 83,000 shares of common stock underlying options, which are exercisable as of October 15, 2002 or within 60 days after such date.
(7) Includes 88,000 shares of common stock underlying options, which are exercisable as of October 15, 2002 or within 60 days after such date.
(8) Includes 190,000 shares of common stock underlying options, which are exercisable as of October 15, 2002 or within 60 days after such date. Mr. Das is the son of Amrit Das, our Chief Executive Officer.

(9) Represents 6,666 shares of common stock underlying options, which are exercisable as of October 15, 2002 or within 60 days after such date.
(10) Represents 4,000 shares of common stock underlying options, which are exercisable as of October 15, 2002 or within 60 days after such date.
(11) Mr. Kellogg is a principal of Spear, Leeds & Kellogg of New York.
(12) Includes 807,666 shares of common stock underlying options, which are exercisable as of October 15, 2002 or within 60 days after such date.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2002, including Research Engineers, Inc. 1996 Stock Option Plan, Research Engineers, Inc. 1997 Stock Option Plan, Research Engineers, Inc. 1998 Stock Option Plan and netGuru, Inc. 2000 Stock Option Plan. Together, these plans are referred to in this proxy statement as the "option plans."

                                                                                                    Number of
                                                                                               Securities Remaining
                                                                                               Available for Future
                                               Number of Securities                           Issuance Under Equity
                                                 to be Issued Upon       Weighted Average       Compensation Plans
                                                    Exercise of         Exercise Price of     (Excluding Securities
                                                Outstanding Options    Outstanding Options         Reflected in
                Plan Category                     and Warrants (a)(1)     and Warrants (b)          Column (a)(1))
                -------------                     -------------------     ----------------          -------------
Equity compensation plans approved                   1,933,000                $2.41                  755,000
   by security holders
Equity compensation plans not approved                 --                     --                      --
    by security holders
                                                     ---------                -----                  -------
TOTAL                                                1,933,000                $2.41                  755,000
                                                     =========                =====                  =======
____________________

(1) Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

         The options plans permit grants of both incentive stock options (ISOs) and non-qualified stock options (NQOs). Options under all plans generally vest over three years, though the vesting periods may vary from person to person, and are exercisable subject to continued employment and other conditions.

         At March 31, 2002, there were 395,000 options outstanding under the 1996 Plan at a weighted average exercise price of $1.39; 354,000 options outstanding under the 1997 Plan at a weighted average exercise price of $1.48; 748,000 options outstanding under the 1998 Plan at a weighted average exercise price of $2.82; and 436,000 options outstanding under the 2000 Plan at a weighted average exercise price of $3.39. An additional 100,000 options outstanding at March 31, 2002, at a weighted average exercise price of $10.46 were issued in fiscal year 2000 as part of the consideration for the purchase of e-Destinations.

                                   PROPOSAL 2
                              INDEPENDENT AUDITORS

         Our Board of Directors has appointed the independent accounting firm of KPMG LLP to audit our consolidated financial statements for the fiscal year beginning April 1, 2002, and to conduct whatever audit functions are deemed necessary pursuant thereto. KPMG LLP audited our 2002 consolidated financial statements included in the 2002 annual report to stockholders.

         It is anticipated that a representative of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions, if any, concerning their engagement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have previously provided digital media production services to Ruby Pictures, Inc., or Ruby. Ruby is a movie production house owned and operated by the Purabi Das Foundation, Inc., a charitable organization founded by Amrit K. Das, our Chairman of the Board and Chief Executive Officer. In fiscal 2001, we entered into an agreement with Ruby to purchase the rights to a digital film produced by Ruby for $500,000, net of any un-reimbursed costs incurred by us in the production of this film. The outstanding receivable balance due from Ruby was offset against the purchase price, and net payment was made in April 2001. In fiscal 2002, we recorded an impairment charge of $684,000 related to the write-off of capitalized film production costs.

         On May 3, 2001, we entered into an interest bearing secured loan agreement and promissory note with Mr. Santanu Das, an executive officer and director of our company, in the amount of $70,000 at an annual interest rate of 6%. The loan was payable through payroll withholdings commencing on August 24, 2001 through August 4, 2006. Shares of our common stock owned by Mr. Das as well as all vested but unexercised options granted him secured the loan. At March 31, 2002, the total outstanding balance on this loan was $64,000, which is included in notes and related party receivables. In April 2002, Mr. Das paid off the outstanding balance of this loan in full.

         In November 2000, we entered into a non-interest bearing secured loan agreement and promissory note with Mr. Stephen Owen, an executive officer and director of our company, in the amount of $85,000. The loan is secured by Mr. Owen's pledge of the proceeds from the exercise and sale of his vested options. As of March 31, 2002, the entire amount of the loan is outstanding and is included in notes and related party receivable. In April 2002, Mr. Owen repaid $7,030 towards this loan.

                                  OTHER MATTERS

         Our Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                          ANNUAL REPORT ON FORM 10-KSB

         A copy of our annual report to the SEC on Form 10-KSB is available without charge to stockholders and may be obtained by writing to Investor Relations Department, netGuru, Inc., 22700 Savi Ranch Parkway, Yorba Linda, California 92887.

                              STOCKHOLDER PROPOSALS

         Pursuant to Regulation 14a-8 of the SEC, proposals by stockholders which are intended for inclusion in our proxy statement and proxy and to be presented at our 2003 annual stockholders' meeting must be received by us by July 1, 2003, in order to be considered for inclusion our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the SEC governing stockholder proposals. In addition, in the event a stockholder proposal is not received by us by September 14, 2003, the proxy to be solicited by the Board of Directors for our 2003 annual stockholders' meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at our 2003 annual stockholders' meeting without any discussion of the proposal in the proxy statement for that meeting.

         SEC rules and regulations provide that if the date of our 2003 annual stockholders' meeting is advanced or delayed more than 30 days from the date of our 2002 annual stockholders' meeting, stockholder proposals intended to be included in the proxy materials for the 2003 annual stockholders' meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for our 2003 annual stockholders' meeting. Upon determination by us that the date of our 2003 annual stockholders' meeting will be advanced or delayed by more than 30 days from the date of our 2002 annual stockholders' meeting, we will disclose that change in the earliest possible Quarterly Report on Form 10-QSB.

         STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                              By Order of the Board of Directors
                                              /s/ Amrit K. Das
                                              ----------------------------------
                                              Amrit K. Das
                                              Chief Executive Officer

Yorba Linda, California
October 29, 2002

                                  NETGURU, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned stockholder of netGuru, Inc. ("Company") hereby constitutes and appoints Amrit K. Das, with the power to appoint his substitution, as attorney and proxy, to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2002 Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, on November 21, 2002, at 10:00 a.m. local time, and at any adjournments thereof, upon the following:


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                  NETGURU, INC.

                                NOVEMBER 21, 2002



                 Please Detach and Mail in the Envelope provided



[X] Please mark your
    votes as in this
    example.

[ ] FOR all nominees     [ ] WITHHOLD           NOMINEES:
    listed at right,         AUTHORITY               Amrit K. Das
    except                   to vote for all         Jyoti Chatterjee
    as marked to the         nominees listed         Santanu Das
    contrary below           at right                Stephen Owen
                                                     Garret W. Vreeland
                                                     Dr. Laxmi Mall Singhvi
                                                     Stanley W. Corbett

1. To elect seven directors as follows:

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided at right.)


2. To consider and vote upon a proposal to ratify the appointment of KPMG LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year beginning April 1, 2002.

          FOR                 AGAINST                  ABSTAIN
          [ ]                   [ ]                       [ ]

3. To vote at his discretion on such other business as may properly come before the meeting, or any adjournment thereof.

          FOR                 AGAINST                  ABSTAIN
          [ ]                   [ ]                       [ ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THE ABOVE ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING AT THE ANNUAL MEETING IN PERSON.

PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING.



____________________________   _______________________  DATED:__________________
(Signature of Stockholder(s)   (Print Name(s) Here)


NOTE: Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate names by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.